Exhibit 10.2
SANUWAVE HEALTH, INC.
2024 EQUITY INCENTIVE PLAN
Amendment to Stock Option Agreement

This Amendment (the “Amendment”), made and entered into as of November 12, 2024, by and between SANUWAVE Health, Inc. (the “Company”) and Kevin Richardson, II (the "Participant"), amends the terms and conditions of a certain award agreement governing the terms of stock options granted under the Plan (as defined below). Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Award Agreement (as defined below) or Plan.
WHEREAS, the Company maintains the SANUWAVE Health, Inc. 2024 Equity Incentive Plan (the “Plan”);
WHEREAS, the Company granted the Participant 66,667 Stock Options (the “Options”) pursuant to a Grant Notice and Stock Option Agreement with the Company dated as of October 22, 2024 (collectively, the "Award Agreement"); and
WHEREAS, the Company and the Participant have entered into the Acknowledgment and Mutual Agreement dated November 12, 2024 (the “Acknowledgment Agreement”), in which the Company and the Participant have agreed to amend the Award Agreement in the manner provided in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Participant and the Company hereby agree as follows:
1.    The Vesting and Exercise Schedule in the Grant Notice to the Award Agreement is hereby deleted and replaced with the following:
“Vesting and Exercise Schedule: The shares covered by this Option are fully vested and exercisable on the Grant Date set forth above.”
2.    Section 2(a) of the Award Agreement is hereby deleted in its entirety and replaced with the following:
“Option Vesting. This Option is fully vested and exercisable on the Grant Date set forth in the Grant Notice.”
3.    Section 2(b) is hereby deleted in its entirety and replaced with the following:
“Intentionally omitted.”
4.    Section 3(b) and Section 3(c) are hereby deleted in their entirety.
5.    Section 4 is hereby deleted in its entirety and replaced with the following:

“Service Requirement. The Company hereby waives the condition of Continuous Service to the Company or any Affiliate as it relates to the vesting and exercisability of the Options as outlined in the Plan or in this Agreement. Notwithstanding Section 6(e) of the Plan and the Participant’s termination of Continuous Service with the Company, the Options will remain outstanding and exercisable until the Expiration Date set forth in the Grant Notice.”
6.    Section 5 is hereby edited to delete “Subject to Section 4,” from the first sentence of Section 5 and to replace the first “the” with the word “The”.
7.    The last sentence in Section 13 is hereby deleted and replaced with the following:
“If there is any conflict between the provisions of this Agreement, as amended by the Amendment, and the Plan, the provisions of this Agreement, as amended by the Amendment, will govern.”
8.    Except for the matters set forth in this Amendment, all other terms of the Award Agreement shall remain unchanged and in full force and effect.
9.    This Amendment may be executed in the original or by facsimile in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PARTICIPANT	SANUWAVE HEALTH, INC.

/s/ Kevin Richardson, II	/s/ Morgan Frank

By: Kevin Richardson, II	By: Morgan Frank
Date: November 12, 2024	Date: November 12, 2024